EXHIBIT 4.3


                                [Form of Note]

      This security and the shares of common stock issuable upon conversion of this security have not been registered under the Securities Act of 1933, as amended or any state securities laws. Neither this security, the shares of common stock issuable upon conversion of this security, nor any interest or participation herein or therein may be offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

                         STEVENS INTERNATIONAL, INC.


                      10% CONVERTIBLE SUBORDINATED NOTE
                              DUE MARCH 31, 2003



 U.S. $_______________                                      Fort Worth, Texas
                                                               March 31, 2000


      FOR VALUE RECEIVED, Stevens International, Inc., a Delaware corporation (hereinafter referred to as "Obligor"), promises to pay to _____________ (hereinafter referred to as "Holder"), the principal sum of ___________ Dollars (U.S. $__________), together with interest thereon at a rate of ten percent (10%) per annum (calculated on the basis of a 360 day year comprised of twelve 30-day months). Interest shall be paid on the then outstanding principal balance on March 31 and September 30 of each year (each, an "Interest Payment Date") until maturity, commencing on September 30, 2000 and ending on March 31, 2003 (the "Maturity Date").

      This Note is one of a duly authorized issue of promissory notes of Obligor in the aggregate principal amount of $1,000,000 designated as its 10% Convertible Subordinated Notes Due March 31, 2003 (the "Notes").

      Obligor may elect to pay all or a portion of interest due and payable on September 30, 2000 or March 31, 2001 in cash (as described below) or by the issuance of additional notes in the principal amount of the accrued and unpaid interest at such Interest Payment Date and dated the date of such Interest Payment Date. Any such additional notes shall have the same terms and conditions as this Note. Interest payments on this Note will be paid to the person who is the Holder of record of this Note as shown on the register maintained by Obligor to record the registration and transfer of the Notes at the close of business on the March 15 or September 15 next preceding each Interest Payment Date. Interest shall accrue from the next preceding Interest Payment Date to which interest has been paid on this Note or if no interest has been paid from the date hereof. Cash payments of principal and interest will be made in the money of the United States that at the time of payment is legal tender for payment of public and private debts. Subject to the first sentence of this paragraph, all payments of principal of and interest on this Note may be made by check or wire payable in such money. Cash interest payments may be made by check and mailed to the Holder's registered address or at such other place as Holder shall notify Obligor in writing.

      1. Subordination. Except as hereinafter provided, Obligor and Holder agree that the payment of the principal amount of this Note and interest thereon is subordinated to the prior payment in full of all Senior Indebtedness (as hereinafter defined) of Obligor, together with all interest and fees thereon. "Senior Indebtedness" as used in this Note means (i) the principal amount of, premium (if any) and all interest, fees and expenses (including attorneys' fees and costs of court) on all indebtedness, whether outstanding on the date of this Note or hereafter created, incurred or assumed, and however evidenced (whether by a letter of credit, loan agreement, promissory note indenture or similar instrument), for money borrowed from any and all banks and savings and loans and other depository institutions, finance companies, insurance companies, trust companies, leasing companies, government agencies and other persons or entities which regularly engage in commercial or asset-based lending and Paul I. Stevens as a lender (collectively "Senior Creditors"), for the payment of which the Obligor is or becomes directly or indirectly liable; (ii) guarantees by Obligor of indebtedness due to Senior Creditors for borrowed money incurred by subsidiaries of Obligor or subsidiaries of such subsidiaries; and
 (iii) the principal amount of and all interest and fees on any renewal, extension, refunding, amendment or modifications of any such Senior Indebtedness, including without limitation of the foregoing, purchase money mortgages, mortgages made, given or guaranteed by Obligor as mortgagor or guarantor, and assumed or guaranteed mortgages, upon property, but excluding any indebtedness to trade creditors or suppliers on open account for work, labor, services and materials and excluding any indebtedness which by the terms of the instrument creating or evidencing the same is stated to be not superior in right of payment to the Notes.

      Subject to the following paragraph, Obligor shall pay and holder shall have the right to receive and retain from Obligor principal and accrued interest owing hereon so long as Obligor is not in default in respect of any of its Senior Indebtedness.

      Upon the happening of an event of default which would permit Senior Creditors to declare Senior Indebtedness due and payable and upon written notice thereof given to Obligor by any one or more Senior Creditors (a "Default Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, Obligor shall not, directly or indirectly, pay any principal or interest on, redeem or repurchase any of, the Notes; provided, however, that the foregoing provisions of this sentence shall not prevent the making of any such payment for more than 120 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until the earliest to occur of (i) such declaration has been waived, rescinded or annulled, (ii) such Senior Indebtedness shall have been paid in full or (iii) payment thereof shall be duly provided for in cash or in any other manner satisfactory to such Senior Creditors. Any number of Default Notices may be given; provided, however, that not more than one Default Notice shall be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days, and no specific event of default which existed or was continuing on the date of any Default Notice and was known to the Senior Creditors shall be made the basis for the giving of a subsequent Default Notice by the Senior Creditors.

      No rights of any Senior Creditor established in this Section 1 shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of Obligor or by any act or failure to act in good faith by any Senior Creditor or by any failure by Obligor to comply with the terms of this Note.

      This Note shall not be secured by any interest in any properties of Obligor.

      2. Events of Default. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), other than as described in Subsections (d) and (e) below, but subject to any restrictions and limitations by the Holder relating to Senior Indebtedness, the Holder of this Note shall be entitled, by written notice to Obligor, to declare this Note to be, and upon such declaration this Note shall be and become, immediately due and payable, in addition to any other rights or remedies Holder may have under the laws of the State of Texas. Upon the occurrence of an Event of Default as described in Subsections (d) and (e) below, this Note shall be and become immediately due and payable without notice or declaration by the Holder. The occurrence of any of the following events shall constitute an "Event of Default":

           (a) Failure to Make Payments When Due. Failure of Obligor to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and the failure of Obligor to cure such default within five (5) days after the due date of any such payment; or

           (b) Breach of Covenants. Failure of Obligor to perform or observe any other material term, covenant or agreement on Obligor's part to be performed or observed pursuant to this Note, and the failure of Obligor to cure such default within thirty (30) days after written notice of such default by Holders owning not less than twenty-five percent (25%) of the aggregate principal amount of all Notes then outstanding; or

           (c) Suspension of Business; Liquidation. Suspension of the usual business activities of Obligor or the complete or partial liquidation of Obligor's business; or

           (d) Involuntary Bankruptcy, Etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Obligor in an involuntary case under Title 11 of the United States Code (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Obligor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Obligor or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Obligor for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Obligor, and, in the case of any event described in this clause (d), such event shall have continued for sixty (60) days unless dismissed, bonded or discharged; or

           (e) Voluntary Bankruptcy, Etc. An order for relief shall be entered with respect to Obligor or Obligor shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or Obligor shall make an assignment for the benefit of creditors; or Obligor shall admit in writing its inability to pay its debts as such debts become due; or the Board of Directors of Obligor shall adopt any resolution or otherwise authorize action to approve any of the foregoing.

      Notwithstanding the provisions of this Section 2, if this Note is not paid on the Maturity Date or in the event that this Note becomes due and payable before the Maturity Date, the Holder shall not be entitled to seek any judgement, order, decree or other action from any court or governmental or administrative authority, including any insolvency, bankruptcy, receivership, reorganization or related case or proceeding, until the earlier of (i) 90 days after such declaration or (ii) the payment in full of all Senior Indebtedness.

      3. Conversion Rights. A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $50,000 or amounts equal to the sum of $50,000 and any integral multiple of $1,000) into shares of Series A Common Stock, par value $.10 per share, of Obligor (the "Conversion Shares") at any time after April 14, 2000 and prior to the close of business on March 28, 2003; provided, however, that if the Note is called for redemption pursuant to Section 4 hereof, the conversion right will terminate at the close of business on the business day immediately preceding the redemption date for such Note or such earlier date as the Holder presents such Note for redemption (unless Obligor shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). The Holder, at Holder's option and subject to and in compliance with the provisions of this Section 3, may convert any or all of the outstanding principal on this Note at the time of such conversion (the "Conversion Rights") into a number of Conversion Shares equal to the result obtained by dividing the amount then being converted by $0.50 per share, as adjusted pursuant to this Section 3 (the "Conversion Price"). No payment or adjustment shall be made on account of accrued but unpaid interest upon conversion of this Note.

           (a) Registration; Conversion Price Adjustment. Pursuant to a Registration Rights Agreement of even date with this Note (the "Registration Rights Agreement"), Obligor will use its reasonable best efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 covering the resale of the Conversion Shares. If such registration statement shall not have been declared effective within 120 days after the date hereof, the Conversion Price will be reduced to $0.40 per share. If such registration statement shall not have been declared effective within 180 days after the date hereof, the Conversion Price will be further reduced to $0.25 per share and shall remain at such amount until the Maturity Date. Notwithstanding the preceding provisions of this Subsection 3(a), any Conversion Price adjustment under this Subsection 3(a) shall be subject to the Holder's having executed and delivered to Obligor the Registration Rights Agreement and performed all of the obligations thereunder required to be performed by a Noteholder. The Conversion Price as reduced by any adjustment under this Subsection 3(a) shall be subject to further adjustment under Subsection 3(e) hereof.

           (b) Manner of Exercising Conversion Rights. In order to exercise the Conversion Rights, the Holder shall deliver to Obligor during normal business hours at the Obligor's address as set forth in Section 8 below, (i) the original of this Note and (ii) a completed and executed conversion notice in the form attached. As soon as practicable after the date (the "Conversion Date") on which the Obligor receives the required documents in proper form but in any event no later than fifteen (15) business days thereafter, Obligor shall issue and deliver to Holder a certificate for the number of whole Conversion Shares and cash as provided in Subsection 3(c) below, in respect of any fraction of a Conversion Share. Such conversion shall be deemed to have been effected on the Conversion Date, and the Holder shall be deemed to have become the holder of record of the shares represented thereby on such date. Obligor shall not be obligated, upon exercise of the Conversion Rights by Holder, to effect the transfer of any Conversion Shares, or cause any Conversion Shares to be registered, to any persons or in any name or names other than the Holder.

           (c) Fraction of a Share. Obligor shall not be required to issue a fraction of a share or scrip representing fractional shares of Conversion Shares. If any fraction of a Conversion Share would, except for the provisions of this Subsection (c), be issuable on the conversion of this Note, Obligor shall pay to the Holder a cash payment equal to the equivalent fraction of the closing price on the Conversion Date.

           (d) Obligor to Reserve Stock. As long as the Holder's Conversion Rights are in effect, Obligor shall at all times reserve and keep available out of its authorized but unissued Series A Common Stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Series A Common Stock as shall from time to time be sufficient to effect the conversion of this Note. Obligor covenants that all shares of Series A Common Stock which may be issued upon conversion of this Note will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

           (e)  Additional Conversion Price  Adjustments.   If Obligor  shall
 (i) pay a dividend or make a distribution in shares of capital stock (whether shares of Series A Common Stock or capital stock of any other class), (ii) effect a stock split or subdivide the outstanding Series A Common Stock, (iii) effect a reverse stock split or combine the outstanding Series A Common Stock into a smaller number of shares or (iv) effect any other reclassification or recapitalization, then the number and types of shares of capital stock into which this Note is convertible and the Conversion Price in effect immediately prior thereto shall be adjusted so that upon the subsequent conversion of this Note the Holder hereof shall be entitled to receive the number and type of shares of capital stock of Obligor that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set.

      4.   Redemption.

           (a) Optional Redemption. This Note is subject to redemption, at any time after (i) either (A) the registration statement covering the resale of the Conversion Shares shall be effective from the date of notice of redemption to the redemption date or (B) two years (or such other period as may hereafter be provided in Rule 144(k) under the Securities Act of 1933, or any successor rule) shall have elapsed since the original date of this Note and (ii) the closing market price of the Series A Common Stock shall not have been less than $3.00 per share for a period of 20 consecutive trading days prior to the date of notice of redemption. The redemption price of this Note shall be equal to 100% of the principal amount redeemed, plus interest accrued and unpaid on the amount redeemed through the date fixed for redemption (the "Redemption Date"). The redemption price, upon surrender of this Note or portion thereof, as the case may be, to Obligor at its principal office, will be paid by check or wire transfer.

           (b) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $50,000 may be redeemed in part, but only in amounts equal to the sum of $50,000 and any integral multiple of $1,000. On and after the Redemption Date interest will cease to accrue on Notes or any portion of the Notes called for redemption.

      5. Costs and Expenses of Collection. If this Note is collected by or through an attorney at law as a result of a failure of Obligor to pay, when due hereunder, any payment of principal of and interest on this Note, Obligor shall pay all of Holder's reasonably incurred costs of collection including, but not limited to, Holder's reasonable attorneys' fees.

      6. Waivers by Obligor. The Obligor waives presentment for payment, protest, notice of dishonor and protest and consents to any extensions of time with respect to any payment due under this Note, and to the addition or release of any party or of any collateral securing this Note. No waiver of any payment under this Note shall operate as a waiver of any other payment.

      7. Effect of Delay or Waiver by Holder. No delay or failure of the Holder of this Note in the exercise of any rights or remedy provided for hereunder shall be deemed a waiver of any other right or remedy which the Holder may have.

      8. Notices to Obligor. Any notice or demand to Obligor shall be at the address as set forth on the signature page of this Note and to the Holder as provided to Obligor in the manner set forth herein, or to either Obligor or the Holder at any address previously furnished in writing by
 Obligor or Holder. Such notice shall be deemed to have been received 72 hours after its deposit, postage prepaid, with the United States Postal Service, or upon receipt in the case of personal delivery by courier or otherwise, or upon confirmation of receipt if delivered by facsimile transmission, provided that the original thereof is sent by mail, in the manner set forth above, within the next business day after the facsimile transmission is sent.

      9. Governing Law; Headings. This Note is made in and shall be governed by and construed according to the laws of the State of Texas. The Section headings in this Note are for convenience of reference only and shall not be considered in, nor shall they affect, the interpretation or application of any of the provisions of this Note.

      10. Transfer, Exchange. The Notes are in registered form without coupons. A Holder may register the transfer of or exchange Notes only on the books of the Obligor maintained for that purpose. The Obligor may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law and proof of compliance with all applicable securities laws.

      11. Persons Deemed Owners. The Holder of a Note may be treated as the owner of the Note for all purposes.

      12. Recourse Against Others. A director, officer, employee or shareholder, as such, of Obligor shall not have any liability for any obligations of Obligor under the Notes nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.



                               STEVENS INTERNATIONAL, INC.


                               By: ____________________
                                   George Wiederaenders
                                   Treasurer

                               Address:

                               5700 East Belknap Street
                               Fort Worth, Texas 76117

                              CONVERSION NOTICE




      To convert this Note into Series A Common Stock, check the box:

      To convert only part of this Note, state the principal amount to be converted (must be $50,000 or an amount equal to the sum of $50,000 and any integral multiple of $1,000): $____________.


                          Your Signature:

 Date: ______________     _______________________________________________
                          (Sign exactly as your name appears on this Note)

                           Name:    _____________________________________
                           Address: _____________________________________

          CERTIFICATE TO BE DELIVERED UPON REGISTRATION OF TRANSFER

     10% Convertible Subordinated Notes Due March 31, 2003 (the "Notes")
                of Stevens International, Inc. (the "Company")

      This certificate relates to $________________ principal amount of Notes owned by _______________________ (the "Transferor") to be transferred to
 ____________________________________________________________________________
 ___________________________________________________________________________.
 (Insert Transferee's name, address and social security or tax I.D. number)

      The Transferor has requested the Company to register the transfer of such Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

      [   ]     Such Note  is  being  transferred pursuant  to  an  effective registration statement under the Securities Act.

      [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

      [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144), and if Obligor so requests, an opinion of counsel satisfactory to Obligor to the effect that the transfer is in compliance with the Securities Act.


 Date: ______________            _________________________
                                 (Signature of Transferor)